PLAN OF MERGER

     THIS   PLAN   OF   MERGER   (this   "Plan   of   Merger"),   dated   as  of
____________________,   2000,  is  among  S.D.E.  Holdings  1,  Inc.,  a  Nevada
corporation, and DNA Print genomics, Inc., a Utah corporation (collectively "Constituent Corporations").

     WHEREAS, DNA Print genomics, Inc., a Utah corporation, ("the parent"), as owner of 100% of the issued and outstanding capital (common) stock of S.D.E. Holdings 1, Inc., a Nevada Corporation, and S.D.E. Holdings 1, Inc. ("the subsidiary") have agreed by written consent to the merger of S.D.E. Holdings 1, Inc. with and into DNA Print genomics, Inc; and

     WHEREAS, the respective Boards of Directors of the Constituent Companies have each approved the merger of DNA Print genomics, Inc. into S.D.E. Holdings 1, Inc. in accordance with Utah Corporation Code and the Nevada Revised Statutes; and

     WHEREAS, this Plan of Merger shall be filed with Certificate of Ownership with the Secretary of State of Nevada and the Secretary of State of Utah in order to consummate the merger of the S.D.E. Holdings 1, Inc. with and into Parent; and

     WHEREAS, the Constituent Companies have agreed to execute and file this Plan of Merger as may be required under the Nevada Revised Statutes and the Utah Corporation Code.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, Parent and the Subsidiary hereby agree as follows:


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1.   THE MERGER.  At the Effective Time, in accordance with this Plan of Merger, and the Utah Corporation Code and the Nevada Revised Statutes, S.D.E. Holdings 1, Inc. shall be merged (such merger being herein referred to as the "Merger") with and into DNA Print genomics, Inc., the separate existence of the Subsidiary shall cease, and DNA Print genomics, Inc. shall continue as the surviving corporation. Parent hereinafter sometimes is referred to as the "Surviving Corporation."

2. EFFECT OF THE MERGER. When the Merger has been effected, the Surviving Corporation retain its name DNA Print genomics, Inc. and the Surviving Corporation shall thereupon and thereafter possess all the rights, privileges, powers and franchises of a public as well as of a private nature, and be subject to all the restrictions, disabilities and duties of each of the Corporations; and all and singular, the rights, privileges, powers and franchises of each of the Constituent Corporations and all property, real, personal and mixed, and all debts due to either of the Corporations on whatever account, as well for stock subscriptions as all other things in action or belonging to each of such corporations shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of the Constituent Corporations, and the title to any real estate vested by deed or otherwise, in any of such Constituent Corporations, shall not revert or be in any way impaired by reason of the Merger; but all rights of creditors and all liens upon any property of any of said Constituent Corporations shall be preserved unimpaired, and all debts, liabilities and duties of the respective Constituent Corporations shall thenceforth attach to the Surviving Corporation, and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

3. CONSUMMATION OF THE MERGER. The parties hereto will cause the Merger to be consummated by filing with the Secretaries of State of Nevada and Utah, Articles of Merger, a Certificate of Ownership, and this Plan of Merger in such form as required by, and executed in accordance with, the relevant provisions of the Nevada Revised Statutes and the Utah Corporation Code (the time of such filing being the "Effective Time" and the date of such filing being the "Effective Date.")

4. ARTICLES OF INCORPORATION: BYLAWS: DIRECTORS AND OFFICERS. The Articles of Incorporation and Bylaws of the Surviving Corporation shall be identical with the Articles of Incorporation and Bylaws of DNA Print genomics, Inc. as in effect immediately prior to the Effective Time until thereafter amended as provided therein and under Nevada Statutes.

5. CONVERSION OF SECURITIES. At the Effective Time, by virtue of the Merger and without any action on the part of either Constituent Company or the holder of any of the shares (the "Shares") of common stock, (the "Common Stock") of the Company:



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     a.   Each Share of Parent issued and outstanding  immediately  prior to the
          Effective Time shall remain as issued and outstanding common stock of the merged companies without change, pro rata.

     b. Each Share which is held in the treasury of the S.D.E. Holdings 1, Inc. or which is owned by any direct or indirect subsidiary of the Company shall be canceled and retired, and no payment shall be made with respect thereto.

     c. Each outstanding or authorized subscription, option, warrant, call, right (including any preemptive right), commitment, or other agreement of any character whatsoever which obligates or may obligate the Parent to issue or sell any additional shares of its capital stock or any securities convertible into or evidencing the right to subscribe for any shares of its capital stock or securities convertible into or exchangeable for such shares, if any, shall remain unchanged.

     d. Each share of Common Stock of DNA Print genomics, Inc. issued and outstanding immediately prior to the Effective Time shall remain as one share, of the Surviving Corporation.

     e. No Fractional Shares and no certificates or scrip representing such fractional Merger Shares, shall be issued.

6. TAKING OF NECESSARY ACTION: FURTHER ACTIOn. Each of Parent, and the Subsidiary shall use all reasonable efforts to take all such actions as may be necessary or appropriate in order to effectuate the Merger under Nevada Revised Statutes, the Utah Corporation Code, or federal law as promptly as possible. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of the Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of either of the Constituent Corporations, the officers and directors of the Surviving Corporation are fully authorized in the name of their corporation or otherwise to take, and shall take, all such lawful and necessary action.



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     IN WITNESS WHEREOF, the authorized officers of S.D.E.  Holdings 1, Inc. and
DNA Print genomics, Inc. have caused this Plan of Merger to be executed as of the date first above written and further affirm and certify that the Resolutions authorizing the merger pursuant to the Plan of Merger have been duly adopted by the Boards of Directors of each company and that no vote of shareholders of either constituent company is required under Nevada Revised States or the Utah Code.

                                                     DNA PRINT GENOMICS, INC.
                                                     (a Utah corporation)


                                                     By:/s/Carl L. Smith
                                                       ________________________
                                                              President


                                                     S.D.E. HOLDINGS 1, INC.
                                                     (a Nevada corporation)


                                                     By:/s/Carl L. Smith
                                                       ________________________
                                                              President